CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam California Tax Exempt Income Fund:

We consent to the use of our report dated November 2, 2001, incorporated in this Registration Statement by reference, to the Putnam California Tax Exempt Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                             /s/KPMG LLP

Boston, Massachusetts
January 25, 2002


The Board of Trustees and Shareholders
Putnam California Tax Exempt Money Market Fund:

We consent to the use of our report dated November 1, 2001, incorporated in this Registration Statement by reference, to the Putnam California Tax Exempt Money Market Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                             /s/KPMG LLP

Boston, Massachusetts
January 25, 2002